Report of Independent Registered
Public Accounting Firm

To the Board of Directors Western Asset
Funds, Inc. and Shareholders of
Western Asset Absolute Return
Portfolio, Western Asset Core Bond
Portfolio, Western Asset Core Plus Bond
Portfolio, Western Asset High Yield
Portfolio, Western Asset Inflation
Indexed Plus Bond Portfolio, Western
Asset Intermediate Bond Portfolio,
Western Asset Intermediate Plus Bond
Portfolio, Western Asset Limited
Duration Bond Portfolio, and Western
Asset Non U.S. Opportunity Bond
Portfolio:

In planning and performing our audits of the financial statements of Western
Asset Absolute Return Portfolio,
Western Asset Core Bond Portfolio,
Western Asset Core Plus Bond Portfolio,
Western Asset High Yield Portfolio,
Western Asset Inflation Indexed Plus
Bond Portfolio, Western Asset
Intermediate Bond Portfolio, Western
Asset Intermediate Plus Bond Portfolio,
Western Asset Limited Duration Bond
Portfolio, and Western Asset Non U.S.
Opportunity Bond Portfolio (nine
portfolios comprising Western Asset
Funds, Inc., "the Funds") as of and for
the year ended March 31, 2008, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
NSAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Funds internal control over financial
reporting.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds internal control over financial reporting and their operations, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2008.

This report is intended solely for the
information and use of management and
the Board of Directors of Western Asset
Funds, Inc. and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.



PricewaterhouseCoopers LLP
May 29, 2008